Exhibit 23.1
CONSENT OF UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-124899, 333-124898, 333-120881, 333-91496 and 333-45586 on Form S-3, No. 333-124391 on Form S-4 and Nos. 333-127011, 333-127012, 333-117733 and 333-45298 on Form S-8 of our report dated February 9, 2006, relating to the financial statements of Winwell Resources, Inc. appearing in this Current Report on Form 8-K/A of Petrohawk Energy Corporation.
/s/ UHY Mann Frankfort Stein & Lipp CPAs, LLP
Houston, Texas
March 16, 2006